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                                                                    EXHIBIT 10.1

                    [LETTERHEAD OF AUTOMOTIVE DIAGNOSTICS]



September 27, 1996


Mr. Lee W. Melody, President
MotorVac Technologies, Inc.
1431 S. Village Way
Santa Ana, California 92705


Re: MotorVac Technologies Inc. Products Distribution Agreement dated November 16, 1995 with Automotive Diagnostics, a division of SPX Corporation

Dear Mr. Melody,

This will confirm the voluntary cancellation of the above Agreement by the mutual consent of both MotorVac and Automotive Diagnostics in accordance with the following which shall apply notwithstanding anything in the Agreement to the contrary:

1. The cancellation shall be effective September 15, 1996 after receipt and return of signed copy of this letter.

2. Each part acknowledges there is no default, alleged default or claim of default on the part of the other party.

3.   The cancellation is voluntary and by the mutual consent of the parties.

4. Each party represents it has not assigned any interest in, to or under the Agreement to any other person.

5. MotorVac is privileged to enter into a new or different distribution agreement for all or part of the territory described in the Agreement with any person as MotorVac may in its sole discretion desire or elect.

6. As of the effective date of cancellation each party shall be relieved, released and discharged of and from any and all obligations owing under the Agreement except those which relate to a) warranties on products sold prior to the date of cancellation, b) liabilities required to be insured, covered by insurance or for which product liability insurance was to be provided,
     c) uncompleted orders accepted by MotorVac prior to the date of cancellation and obligation for payment of the same, d) choice of law, choice of forum and dispute resolution provisions, and e) unfilled repurchase obligations.
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7.   Except as set forth above this shall be in full settlement and satisfaction of all claims either party may have against the other for any transactions occurring between the parties to date and each party waives, acquits, releases and forever discharges the other, its officers, directors, employees and agents, of and from any and all manner of actions, causes of action, debts, rights, damages, liabilities, claims or demands which either now has or may hereafter arise out of or under the Agreement.

If this is consistent with your understanding kindly sign and return an original copy of this letter to me.

Very truly yours,


/s/ Ron L. Ortiz

Ron L. Ortiz
President

Accepted and Agreed:
MotorVac Technologies, Inc.

By /s/ Lee W. Melody
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Lee W. Melody
Its President

/ts